================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 BARNETT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 BARNETT, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         ___________________

     (2) Aggregate number of securities to which transaction applies:
         ___________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________
         ___________________________________

     (4) Proposed maximum aggregate value of transaction: _____________________
         _______________________

     (5) Total fee paid:_______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________

     (2) Form, Schedule or Registration Statement No.:_________________________

     (3) Filing Party:_________________________________________________________

     (4) Date Filed:___________________________________________________________

================================================================================

                                  BARNETT INC.
                               3333 Lenox Avenue
                          Jacksonville, Florida 32254

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 4, 1996

                            ------------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Barnett Inc. (the "Company") will be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida, on December 4, 1996 at 10:00 a.m., Eastern Standard time, to consider and act on the following matters.

     1. The election of two Class 1 directors of the Company to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. The approval of the Barnett Inc. 1996 Stock Option Plan for Non-Employee Directors;

     3. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company; and

     4. Such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors has fixed the close of business on October 28, 1996 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company's Annual Report for the fiscal year ended June 30, 1996 is enclosed herewith.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                          By Order of the Board of Directors

                                          ALFRED C. POINDEXTER, Secretary

October 28, 1996

                                  BARNETT INC.

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 4, 1996
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Barnett Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., Eastern Standard time, on Wednesday, December 4, 1996, at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, FL, 32202. The enclosed proxy is solicited on behalf of the Board of Directors of the Company (the "Board"), and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the two nominees for Class 1 directors (ii) the proposal to approve the Barnett Inc. 1996 Stock Option Plan for Non-Employee Directors; and (iii) the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is October 31, 1996.

                                     VOTING

     Stockholders of record at the close of business on October 28, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were outstanding 14,398,000 shares of common stock, $.01 par value, of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore will have no effect on the vote.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing, delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

CAPITAL STOCK

     The following table sets forth, as of September 30, 1996, the number of shares of Common Stock beneficially owned by each director, by the directors and executive officers of the Company as a group and by each holder of at least five percent of Common Stock known to the Company.

                                                          AMOUNT AND NATURE
                                                            OF BENEFICIAL         PERCENT OF
     NAME OF BENEFICIAL OWNER                                 OWNERSHIP          COMMON STOCK
     ------------------------                             -----------------      ------------
     Waxman USA Inc.(1)................................       7,190,800              49.94%
     Melvin Waxman (2).................................       7,213,800              50.10%
     Armond Waxman (2).................................       7,213,500              50.10%
     Sheldon Adelman...................................          10,000                  *
     Morry Weiss.......................................          15,000                  *
     William R. Pray...................................              --                 --
     Andrea M. Luiga...................................              --                 --
     Andrew S. Fournie.................................             700                  *
     Alfred C. Poindexter..............................           2,000                  *
     Directors and Officers
       as a group (8 individuals) (2)..................       7,264,200              50.50%

---------------

* less than 1%

(1) Waxman Industries, Inc. ("Waxman Industries"), of which Waxman USA Inc. is a wholly owned subsidiary, may be deemed to be the beneficial owner of the shares of Common Stock owned by Waxman USA Inc. Does not include any shares of Common Stock issuable upon conversion of the Series A Preferred Stock of the Company. Pursuant to its terms, the Series A Preferred Stock may not be converted if the aggregate number of shares of Common Stock issuable upon conversion, when added to the number of shares of Common Stock held, would cause Waxman Industries' direct or indirect ownership of Common Stock to equal or exceed a majority of the outstanding shares of Common Stock.

(2) Includes 7,190,800 shares of Common Stock owned by Waxman USA Inc. Each of Messrs. Armond and Melvin Waxman may be deemed to be the beneficial owners of such shares by virtue of their respective positions as Co-Chief Executive Officers and Co-Chairmen of the Board of Waxman USA Inc.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten-percent stockholders also are required by rules promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no such forms were required, the Company believes that, during the fiscal year ended June 30, 1996, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Andrew Fournie and Alfred Poindexter failed to timely file Forms 4 with respect to their purchase of 700 and 2,000 shares of Common Stock, respectively, in the Company's initial public offering (the "Initial Public Offering").

                                       I.

                             ELECTION OF DIRECTORS

     Two Class 1 directors are to be elected at the Annual Meeting. The Board has recommended the persons named in the table below as nominees for election as Class 1 directors. Both such persons are presently directors of the Company.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the two nominees for director set forth below. If, for any reason, either nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a management nominee, or to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why either nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees.

     The Board currently consists of five members and is divided into three classes. The following information is derived from information supplied by the directors and is presented with respect to the nominees for election as directors of the Company in Class 1 to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes 2 and 3 whose terms expire at the annual meeting of stockholders occurring in 1997 and 1998, respectively, and until the election and qualification of their respective successors.

                NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 1999

(CLASS 1)

                                                                   HAS BEEN A DIRECTOR OF
                                                                             THE
     NAME OF DIRECTOR                                    AGE          CORPORATION SINCE
     -----------------                                ---------   -------------------------
     Melvin Waxman                                       61                 1984
     Sheldon G. Adelman                                  54                 1996

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

Directors Whose Term Expires in 1997 (CLASS 2)

                                                                   HAS BEEN A DIRECTOR OF
                                                                             THE
     NAME OF DIRECTOR                                    AGE          CORPORATION SINCE
     ----------------                                 ---------   -------------------------
     Armond Waxman.................................      57                 1984
     Morry Weiss...................................      55                 1996


Director Whose Term Expires in 1998 (CLASS 3)


                                                                   HAS BEEN A DIRECTOR OF
                                                                             THE
     NAME OF DIRECTOR                                    AGE          CORPORATION SINCE
     ----------------                                 ---------   -------------------------
     William R. Pray...............................      49                 1993

     MR. MELVIN WAXMAN was elected Chairman of the Board and Director of the Company in January 1996. Mr. Waxman was elected Co-Chief Executive Officer of Waxman Industries in May 1988, Co-Chairman of the Board of Waxman Industries in June 1995 and Chairman of the Board of Waxman Industries in April 1996. Mr. Waxman has been the Chief Executive Officer of Waxman Industries for over 20 years and has been a director of Waxman Industries since 1962. Mr. Waxman has been either Chairman or Co-Chairman of the Board of Waxman Industries since August 1976. Mr. Waxman has been a director of the Company since its acquisition by Waxman Industries in 1984. Mr. Waxman was a director of Ideal Plumbing Group, Inc., a Canadian subsidiary of Waxman Industries, that was involuntarily liquidated in 1994. Mr. Melvin Waxman is the brother of Armond Waxman.

     MR. SHELDON G. ADELMAN is the Vice Chairman of Quaker State Corporation and the Chief Executive Officer of their Consumer Products Division, worldwide. Mr. Adelman was the Chairman and Chief Executive Officer of Blue Coral, Inc. (1973 to 1996), which merged with Quaker State in June 1996. He currently serves on the Boards of Directors of Quaker State (NYSE:KSF), Dallas, Texas; and Phoenix Dye Works, Cleveland, Ohio; is a trustee and is active in many civic organizations.

     MR. ARMOND WAXMAN was elected Vice-Chairman of the Board and Director in January 1996. Mr. Waxman was elected Co-Chief Executive Officer of Waxman Industries in May 1988 and was Co-Chairman of the Board of Waxman Industries from June 1995 until April 1996. Mr. Waxman had been the President and Treasurer of Waxman Industries from August 1976 until June 1995, and was reappointed to the position of President in April 1996. Mr. Waxman has been a director of Waxman Industries since 1962 and was the Chief Operating Officer of Waxman Industries from August 1966 to May 1988. Mr. Waxman has been a director of the Company since its acquisition by Waxman Industries in 1984. Mr. Waxman was a director of Ideal Plumbing Group, Inc., a Canadian subsidiary of Waxman Industries, that was involuntarily liquidated in 1994. Mr. Armond Waxman is the brother of Melvin Waxman.

     MR. MORRY WEISS is the Chairman of the Board and Chief Executive Officer of American Greetings Corporation. Mr. Weiss joined American Greetings Corporation in 1961. He was appointed President and Chief Operating Officer in June 1978, Chief Executive Officer in February 1992 and Chairman of the Board in February 1992. Mr. Weiss is a director of Syratech Corp., National City Corporation and Artistic Greetings Inc. Mr. Weiss is also active in various community affairs.

     MR. WILLIAM R. PRAY was elected President, Chief Executive Officer and a director of the Company in February 1993. Mr. Pray was elected President and Chief Operating Officer of Waxman Industries in June 1995, and resigned these positions in April 1996, upon consummation of the Initial Public Offering. From February 1991 to February 1993, Mr. Pray was Senior Vice President--President of Waxman Industries' U.S. Operations, after serving as President of the Mail Order/Telesales Group (which included the Company) since 1989. He joined the Company in 1978 as Regional Sales Manager, became Vice President of Sales and Marketing in 1984 and was promoted to President in 1987. Mr. Pray is a Director of Waxman Industries.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Company consummated the Initial Public Offering in April 1996, and in connection therewith, established certain committees of the Board. During the fiscal year ended June 30, 1996, no meetings of the Board were held, but the Board acted numerous times by written consent. The Company has an Executive Committee, Audit Committee and Compensation and Stock Option Committee. Messrs. Melvin Waxman, Armond Waxman and William Pray serve on the Executive Committee, and Messrs. Sheldon Adelman and Morry Weiss serve on the Audit Committee and Compensation and Stock Option Committee. The Company does not have a nominating committee.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held no meetings during fiscal 1996.

COMPENSATION AND STOCK OPTION COMMITTEE

     The general functions of the Compensation and Stock Option Committee include approval (or recommendation to the Board) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate and periodic review of the equity compensation plans of the Company and the grants under such plans. The Compensation and Stock Option Committee administers both the 1996 Omnibus Incentive Plan of the Company and the Employee Stock Purchase Plan of the Company. Although the Compensation and Stock Option Committee held no meetings during fiscal 1996, on several occasions it took action by written consent.

DIRECTOR REMUNERATION

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive quarterly compensation of $4,000 and $1,000 for each meeting of the Board or any committee of the Board attended by them (other than with respect to any meetings of any committee on a day on which the Board also meets). All Directors are reimbursed for expenses incurred in connection with attendance at meetings.

     In addition to the foregoing compensation, the Board recently adopted the 1996 Stock Option Plan for Non-Employee Directors ("the Non-Employee Directors Plan"), pursuant to which each of the Chairman and Vice Chairman of the Board was granted an option exercisable to purchase 100,000 shares of Common Stock and each current non-employee director of the Company was granted an option exercisable to purchase 25,000 shares of Common Stock, in each case at the fair market value of the Common Stock on the date of grant ($21.00). Also, the Non-Employee Directors Plan provides that each non-employee director may elect to receive, in lieu of their annual director compensation, an option exercisable to purchase 5,000 shares of Common Stock, at the fair market value thereof on the date of grant. The effectiveness of the Non-Employee Directors Plan is subject to stockholder approval, as discussed in Proposal II.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid for services rendered during fiscal 1996 to the Chief Executive Officer and the three other most highly compensated executive officers of the Company:

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    AWARDS
                                                                                 ------------
                                                   ANNUAL COMPENSATION (1)        SECURITIES
                                                  -------------------------       UNDERLYING        ALL OTHER
              NAME AND                                            BONUS ($)        OPTIONS/        COMPENSATION
         PRINCIPAL POSITION              YEAR     SALARY ($)         (2)           SARS (#)          ($) (3)
------------------------------------   ---------  ----------      ---------      ------------      ------------
William R. Pray.....................     1996       244,423        129,760          170,000           58,870
President and Chief Executive.......     1995       229,738         57,607               --               --
  Officer...........................     1994       206,250         75,000               --               --

Andrea M. Luiga.....................     1996        92,885         60,080           50,000               --
Vice President -- Finance...........     1995        79,469         17,050               --               --
  and Chief Financial Officer.......     1994        71,735         13,205               --               --

Andrew S. Fournie...................     1996        96,923         12,000           25,000               --
Vice President -- Marketing.........     1995        94,677         20,163               --               --
                                         1994        83,812         17,600               --               --

Alfred C. Poindexter................     1996        92,077         10,872           25,000               --
Vice President -- Operations........     1995        90,062         19,089               --               --
                                         1994        86,408         15,694               --               --

---------------

(1) Certain executive officers received compensation in fiscal 1994, 1995 and 1996 in the form of perquisites, the amount of which does not exceed reporting thresholds.

(2) All bonuses were paid under the Company's Profit Incentive Plan, except $100,000 received by Mr. Pray and $50,000 received by Ms. Luiga as discretionary bonuses in fiscal 1996.

(3) All other compensation represents premiums on split-dollar life insurance policies.


EMPLOYMENT AGREEMENTS

     Mr. Pray entered into an employment agreement with the Company which became effective as of July 1, 1990, was amended as of January 1, 1996 and terminates on January 1, 2006. Pursuant to such employment agreement, Mr. Pray is to serve as President and Chief Executive Officer of the Company and will provide services to the Company in such managerial areas as Mr. Pray served in the past and such additional duties as shall be assigned to Mr. Pray by the Chairman and Vice-Chairman of the Board. Mr. Pray's employment agreement provides for a salary of $260,000 for the first year of the employment agreement and provides that for each year thereafter the minimum annual salary will be increased by eight percent (8%) of the prior year's base salary until such base salary reaches $300,000 per year, after which time the base salary shall be increased (but not decreased) each year by (1) changes in the applicable Consumer Price Index (the "CPI"), or (2) such greater amount as may be determined by the Board, in its discretion. If the increase in the CPI for 1997 is greater than 8%, Mr. Pray's base salary for 1998 shall be increased above $300,000 by the percentage arrived at by subtracting 8% from the increase in the CPI for 1997. Mr. Pray is eligible to receive discretionary bonuses as may from time to time be determined in the sole discretion of the Board. In addition, pursuant to the terms of the employment agreement, Mr. Pray will continue to be provided with certain benefits and perquisites currently provided to him, as well as a $2,000,000 split dollar life insurance policy and has also entered into a money purchase deferred compensation agreement pursuant to which the Company established an account into which it deposits approximately $59,000 annually. The balance remaining in the account upon the termination of employment of Mr. Pray shall be paid to him or his beneficiaries, as the case may be.

     In the event that Mr. Pray's employment is terminated without Cause (as defined) or in the event he terminates his employment for Good Reason (as defined), he will be entitled to receive, in one lump sum, an amount equal to the present value of the product of (i) the sum of (x) the base salary (as such base salary would have been adjusted for the remainder of the term) and (y) the average of the bonus compensation paid to Mr. Pray with respect to the three years preceding the termination of the new employment agreement and (ii) the greater of (a) the remaining number of years (or portions thereof) in the term of the new employment agreement and (b) two; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such compensation would be reduced to the highest amount that would not constitute an excess parachute payment. The employment agreement also contains provisions which restrict Mr. Pray from competing with the Company during the term of the agreement and for two years following termination thereof.

STOCK OPTION AND SAR GRANTS

     The following table sets forth the information noted for all grants of stock options made by the Company during fiscal 1996 to each of the executive officers named in the Summary Compensation Table:

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                 % OF TOTAL                                  ANNUAL RATES OF STOCK
                                                  OPTIONS                                    PRICE APPRECIATION FOR
                                     OPTIONS     GRANTED TO     EXERCISE                         OPTION TERM(2)
                                     GRANTED    EMPLOYEES IN     PRICE       EXPIRATION      ----------------------
               NAME                    (#)      FISCAL YEAR      ($/SH)         DATE           5%($)       10%($)
-----------------------------------  -------    ------------    --------    -------------    ---------    ---------
William R. Pray....................  170,000        33.5%         14.00     April 2, 2006    1,496,769    3,793,107
Andrea M. Luiga....................   50,000         9.9%         14.00     April 2, 2006      440,226    1,115,620
Andrew S. Fournie..................   25,000         4.9%         14.00     April 2, 2006      220,113      557,810
Alfred C. Poindexter...............   25,000         4.9%         14.00     April 2, 2006      220,113      557,810

---------------

(1) There were no SARs granted to any of the executive officers named in this table in fiscal 1996.

(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1996 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates


                                        6

    set by the Commission for illustration purposes, and these rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the named executive officer.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth information with respect to (i) the numbers of unexercised options held by each of the executive officers named in the Summary Compensation Table who held options as of June 30, 1996 and (ii) the value of unexercised in-the-money options as of June 30, 1996. None of the executive officers exercised any options in fiscal 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF
                                                     UNEXERCISED OPTIONS            VALUE OF UNEXERCISED
                                                    AT FISCAL YEAR END(#)           IN-THE-MONEY OPTIONS
                         NAME                     EXERCISABLE/UNEXERCISABLE       AT FISCAL YEAR END ($)(1)
      ------------------------------------------  -------------------------       -------------------------
      William R. Pray...........................          0/170,000                      $ 2,507,500
      Andrea M. Luiga...........................          0/ 50,000                          737,500
      Andrew S. Fournie.........................          0/ 25,000                          368,750
      Alfred C. Poindexter......................          0/ 25,000                          368,750

---------------

(1) Calculated on the basis of the closing share price ($28.75) of the Common Stock as of June 30, 1996, as reported by the Nasdaq National Market, less the exercise price.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board (the "Compensation Committee") was appointed contemporaneously with the consummation of the Initial Public Offering. The Compensation Committee's function is to establish and review the Company's arrangements and programs for compensating executive officers, including the executive officers named in the Summary Compensation Table. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Company.

PHILOSOPHY AND POLICY

     The general objective of the Compensation Committee with respect to the compensation of executive officers is to assure that the Company provides competitive compensation and benefits programs that attract and retain capable executives who are integral to the success of the Company, reward them for the achievement of both short-term and long-term objectives of the Company and provide them with an economic incentive to increase stockholder value. The Compensation Committee anticipates that the attainment of certain targeted operating results and other short-term goals will be compensated through annual bonuses, and long-term incentives are, and will be, provided through medium-term cash compensation programs and the grant of stock options under the Company's 1996 Omnibus Incentive Plan described below. The bonuses and stock options are in addition to executives' yearly base salaries, which are intended to be competitive with companies which the Compensation Committee believes are comparable to the Company. Historically, the Board has not established the cash compensation levels for the Company's executive officers, other than the Chief Executive Officer. The Board had delegated to Mr. Pray the responsibility for determining the salaries and bonuses payable to these individuals. However, it is currently envisioned that in the future salaries for all executive officers, other than the Chief Executive Officer, will be recommended by the Chief Executive Officer to the Compensation Committee for its approval.

     During the first quarter of fiscal 1997, the Company retained an independent compensation consulting firm to review the Company's existing executive compensation programs and to recommend to the Compensation Committee additional and/or alternative executive compensation schemes designed to satisfy the above mentioned objectives. The Compensation Committee has not yet received the recommendation of such consulting firm.

     Currently, annual bonus payments to eligible executives under the Company's existing Profit Incentive Plan are based on attainment of overall corporate earnings targets. The earnings targets were recommended by management, established by William R. Pray and approved by the Compensation Committee. Bonuses are granted to participants if the target level of earnings is achieved, the size of the executive's bonus increases with the level of earnings growth up to a certain maximum level of bonus. The percentage of an eligible executive's salary which may be earned as a bonus varies depending on the employee's position with the Company.

     The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Company, the grant of stock options aligns the interest of the executives with those of the Company's stockholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, based on the employee's performance and position with the Company. Contemporaneous with the Initial Public Offering, stock options were granted to approximately 75 employees, including executive officers, pursuant to the Omnibus Incentive Plan. All stock options granted in fiscal 1996 were non-qualified, had an exercise price equal to at least the market value of the Common Stock on the date of grant and generally vest over four years, except under limited circumstances. The amount of stock options previously awarded and outstanding for each executive officer is reviewed by the Committee but is not considered a critical factor in determining the size of any executive stock option award in any year.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     William R. Pray's compensation for fiscal 1996 was determined by an employment agreement entered into shortly before the completion of the Initial Public Offering. The overall compensation included in the agreement was principally a continuation of the compensation in effect under Mr. Pray's prior employment agreement with Waxman Industries. The compensation paid to Mr. Pray in prior fiscal years, particularly the bonuses paid to Mr. Pray, were constrained as a result of the highly leveraged capital structure of Waxman Industries. In connection with the Initial Public Offering, Mr. Pray was granted options exercisable to purchase 170,000 shares of Common Stock at the Initial Public Offering price of $14.00 per share. In addition, Mr. Pray was awarded a discretionary cash bonus of $100,000 in recognition of his leadership and tireless efforts guiding the Company through its successful public offering. The Compensation Committee expects that Mr. Pray's annual compensation will be modified in connection with the Company's reevaluation of its executive compensation programs.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the annual tax deduction for applicable remuneration paid to the Company's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the compensation to be paid to the Company's executives will exceed the deduction limit set by Section 162(m).

                                          MEMBERS OF THE COMMITTEE

                                          SHELDON ADELMAN

                                          MORRY WEISS

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth under "Information Relating to the Board of Directors and Certain Committees of the Board" and their relationship to the Company is set forth under "Electing Directors".

CERTAIN RELATIONSHIPS

     The Company engages in business transactions with Waxman Industries and its subsidiaries. Products purchased for resale from Waxman Industries and its subsidiaries totaled approximately $12.2 million in fiscal 1996, $11.3 million in fiscal 1995 and $8.3 million in fiscal 1994. Sales to these entities totaled $172,000 in fiscal 1996, $195,000 in fiscal 1995 and $229,000 in fiscal 1994.

     The Company and Waxman Industries provide to and receive from each other certain selling, general and administrative services and reimburse each other for out-of-pocket disbursements related to those services. In connection with the Initial Public Offering, the Company and Waxman Industries, among others, entered into a New Intercorporate Agreement. Pursuant to the new Intercorporate Agreement, Waxman Industries provides certain managerial, administrative and financial services to the Company and the Company pays Waxman Industries the allocable cost of the salaries and expenses of Waxman Industries' employees while they are rendering such services. The Company also reimburses Waxman Industries for actual out of pocket disbursements to third parties by Waxman Industries required for the provision of such services by Waxman Industries. In addition to the services provided by Waxman Industries to the Company pursuant to the New Intercorporate Agreement, the Company also continues to provide certain services to the operating divisions of WOC Inc., including LeRan Copper & Brass, U.S. Lock and Madison Equipment Company. These services include the utilization of the Company's management information systems, financial accounting, order processing and billing and collection services. Waxman Industries pays to the Company the allocable cost of the salaries and expenses of the Company's employees while they are performing such services. Waxman Industries also reimburses the Company for all actual out-of-pocket disbursements to third parties by the Company required for the provision of such services. The net effect of these charges is not material. The arrangements provided in the New Intercorporate Agreement may be modified and additional arrangements may be entered into pursuant to a written agreement between the Company and Waxman Industries.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the percentage change in the cumulative total stockholder return of the Common Stock, the Nasdaq Composite Index and the Standard & Poor's Building Materials Index for the period since the Common Stock commenced trading on March 29, 1996 to the fiscal year ended June 30, 1996. The graph assumes $100 invested on March 29, 1996 in the Company and each of the other indices.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                     S & P
      MEASUREMENT PERIOD                           BUILDING
    (FISCAL YEAR COVERED)        BARNETT INC.      MATERIALS      NASDAQ U.S.
3/96                                       100             100             100
6/96                                       205             105             108

---------------
ASSUMES INITIAL INVESTMENT OF $100
*Total Return Assumes Reinvestment of Dividends
 Note: Total Returns Based on Market Capitalization


                                      II.

                          APPROVAL OF THE BARNETT INC.
               1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors of the Company adopted the Barnett Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") on September 27, 1996, subject to requisite stockholder approval within 12 months after such date. The Non-Employee Directors Plan will be administered by a committee of the Board consisting of at least two directors, as appointed by the Board. The purpose of the Non-Employee Directors Plan is to assist the Company in attracting, retaining and motivating non-employee directors by providing for, or increasing, the proprietary interests of such non-employee directors in the Company.

     The following is a brief description of the material features of the Non-Employee Directors Plan; such description is qualified in its entirety by reference to the full test of the Non-Employee Directors Plan, as set forth in Exhibit A to this Proxy Statement.

1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     (a) Shares Subject to the Non-Employee Directors Plan. Up to an aggregate of 400,000 shares of Common Stock may be issued pursuant to stock options awarded under the Non-Employee Directors Plan. Shares which are not issued prior to expiration or termination of an award may thereafter be available for future awards under the Non-Employee Directors Plan and will not be deemed to increase the aggregate number of shares available thereunder. The Non-Employee Directors Plan provides for appropriate adjustment of shares available thereunder and of shares subject to outstanding awards in the event of any changes in the outstanding Common Stock by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction.

     (b) Stock Options. Under the Non-Employee Directors Plan, non-qualified stock options exercisable to purchase 100,000 shares of Common Stock were granted to each of the Chairman of the Board and Vice-Chairman of the Board of the Company on the date of adoption of such plan by the Board of Directors, September 27, 1996. Non-qualified stock options exercisable to purchase 25,000 shares of Common Stock were granted to existing non-employee directors of the Company on the date of the Non-Employee Directors Plan's adoption by the Board and non-qualified stock options exercisable to purchase 25,000 shares of Common Stock automatically shall be granted to newly elected or appointed non-employee directors of the Company upon their election or appointment. The purchase price of the shares of Common Stock subject to such stock options equals the fair market value of such shares on the date of grant, as determined in accordance with the Non-Employee Directors Plan. Stock options awarded under the Non-Employee Directors Plan are exercisable in increments of one-quarter of the total award per year beginning on the first anniversary of the date of grant, such that the entire award is exercisable after four years from the date of grant. No stock option may be granted under the Non-Employee Directors Plan after ten years. The stock options are, subject to certain limited exceptions, nontransferable during the life of the holder.

     (c) Annual Cash Compensation Grant. In addition to the grant of non-qualified stock options described in (b) above, non-qualified stock options exercisable to purchase 5,000 shares of Common Stock shall be granted as of the date of the annual organizational meeting of the Board which is held following the Company's annual meeting of stockholders to any non-employee director who, no later than the date of such annual organizational meeting of the Board (and subject to such other rules as the Committee may adopt from time to time), has filed with the Company an irrevocable election to receive non-qualified stock options in lieu of all, but not less than all, of the Annual Director Compensation (as defined below) expected to be earned by such non-employee director for a twelve month period beginning on the first day of the third fiscal quarter of the Company ("Plan Year"). A separate election must be made for each Plan Year, although a non-employee director may specify that a particular election shall apply to future Plan years unless amended or revoked; provided, however that no amendment or revocation may be made during a Plan Year with respect to such Plan Year. "Annual Director Compensation" shall mean the amount of fees which the non-employee director will be entitled to receive during a Plan Year for serving as a non-employee director or as a member of any committee of the Board pursuant to the policy in effect for each Plan Year, including retainers paid periodically and fees paid for attendance at or participation in meetings of the Board or any committee thereof.

                        NEW PLAN BENEFITS/AWARDS GRANTED

         Barnett Inc. 1996 Stock Option Plan for Non-Employee Directors

                                                                              NUMBER OF SHARES
                                                             DOLLAR              SUBJECT TO
                     NAME AND POSITION                      VALUE(1)             OPTIONS(2)
     --------------------------------------------------   -------------      -------------------
     Melvin Waxman, Chairman of the Board..............     $  75,000              100,000
     Armond Waxman, Vice-Chairman of the Board.........        75,000              100,000
     Morry Weiss, Director.............................        18,750               25,000
     Sheldon Adelman, Director.........................        18,750               25,000
     Non-Employee Director Group (4 individuals).......       187,500              250,000

---------------

(1) The options were granted on September 27, 1996 at the fair market value thereof on such date ($21.00). The dollar value was calculated as of October 18, 1996, on which date the closing sale price of such stock was $21.75. None of the options granted under the Non-Employee Directors Plan are currently exercisable.

(2) Options outstanding at October 18, 1996. Persons and groups listed in the table may also receive grants under the 1996 Stock Option Plan for Non-Employee Directors in the future (see above).


FEDERAL TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code of the grant and exercise of the benefits awarded under the Non-Employee Directors Plan. This description does not purport to be a complete description of the federal income tax aspects of the Non-Employee Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

     Upon the exercise of an option granted under the Non-Employee Directors Plan, an optionee will generally recognize compensation income equal to the difference between the exercise price of the stock option and the market value of the Common Stock on the exercise date. The Company will be entitled to a deduction in connection with the exercise of an option under the Non-Employee Directors Plan at such time and to the extent that the optionee recognizes ordinary income. Any additional gain or any loss recognized upon the subsequent disposition of the acquired shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees ("covered employees"), should not apply to the Non-Employee Directors Plan because employees of the Company are not eligible to participate in the Non-Employee Directors Plan.

VOTE REQUIRED FOR APPROVAL OF THE NON-EMPLOYEE DIRECTORS PLAN

     Approval of the Non-Employee Directors Plan requires the affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     The Board recommends a vote FOR approval of the Non-Employee Directors
Plan.

                                      III.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, the stockholders of the Company will be asked to ratify the appointment of the independent public accountants of the Company.

     The Company's financial statements for the fiscal year ended June 30, 1996 have been examined by the firm of Arthur Andersen LLP, independent certified public accountants. Arthur Andersen LLP have been the independent certified public accountants of the Company since 1984. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Board recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP, as independent public accountants of the Company.

                                 OTHER BUSINESS

     The only business to come before the Annual Meeting of which management is aware is set forth in this Proxy Statement. If any other business properly is presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Company for the year ended June 30, 1996 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, including the financial statements and schedules thereto. Requests should be directed to Secretary, Barnett Inc., 3333 Lenox Avenue, Jacksonville, Florida 32254.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     The Company intends to hold its 1997 annual meeting of stockholders in November or December 1997. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 3333 Lenox Avenue, Jacksonville, Florida 32254, by July 7, 1997.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will request brokers and other nominees who hold Common Stock in their names to solicit proxies from the beneficial owners thereof and will pay the standard charges and expenses associated therewith.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN, FOR PROPOSAL II (APPROVAL OF THE 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS), AND FOR PROPOSAL III (THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP).

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          ALFRED C. POINDEXTER, Secretary

October 28, 1996

                                                                       EXHIBIT A

                                  BARNETT INC.

                             1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1. NAME.

     The name of this Plan is the Barnett Inc. 1996 Stock Option Plan for Non-Employee Directors.

2. PURPOSE.

     The purpose of the Plan is to enable the Company to secure non-employee persons of requisite experience and ability to serve on the Board and to motivate Non-Employee Directors to exert their best efforts on behalf of the Company, thus enhancing the value of the Company for the benefit of the Company's stockholders.

3. DEFINITIONS.

     For the purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Award" means a grant of options to a Participant pursuant to
     Section 8 of the Plan.

          (b) "Award Agreement" means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to the grant of options.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

             (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred if prior to the acquisition of such thirty percent (30%) of the combined voting power of the Company's then outstanding securities, a majority of the Continuing Directors approves such acquisition; or

             (ii) if there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     Notwithstanding anything in this definition to the contrary, an event or occurrence (or a series of events or occurrences) which would otherwise constitute a Change in Control under the foregoing shall not constitute a Change in Control for purposes of this Plan if the Board, by majority vote, determines that a Change in Control does not result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. Further, an event or occurrence (or a series of events or occurrences) which would not otherwise constitute a Change in Control under the foregoing shall be deemed to constitute a Change in Control for purposes of this Plan if the Board, by majority vote, determines that a Change in Control does result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. A determination by the Board under the provisions of this paragraph shall be made solely for purposes of this Plan and shall not directly or indirectly affect any determination or analysis of whether a change in control results for any other purpose. Any determination made with respect to whether a change in control results for purposes of any other plan or agreement of the Company shall have no effect for purposes of this Plan.

          (e) "Chairman" means the individual appointed by the Committee to serve as the chairman of the Committee.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the Committee established pursuant to Section 4 of the Plan.

          (h) "Common Stock" means the common stock, par value $0.01 per share, of the Company or any security of the Company identified by the Committee as having been issued in substitution or exchange therefor or in lieu thereof.

          (i) "Company" means Barnett Inc.

          (j) "Continuing Directors" means individuals who at the end of any period of two (2) consecutive years constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved.

          (k) "Directors" means the members of the Board.

          (l) "Effective Date" means the date on which the Plan becomes effective, as provided in Section 5(a) hereof.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          (n) "Fair Market Value" means, with respect to the Shares, (a) if the Common Stock is listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange; (b) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Fair Market Value"); or (d) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of the Shares as determined by the Committee in good faith.

          (o) "Non-Employee Director" means an individual who: (i) is now, or hereafter becomes, a member of the Board and (ii) is not an employee of the Company on the date of the grant of an option.

          (p) "NSO" means an option that does not meet the requirements of
     Section 422(b) of the Code, which provides the right to purchase a Share at a price and for a Term fixed in accordance with the Plan, and subject to such other limitations and restrictions imposed by the Plan.

          (q) "Participant" means a Non-Employee Director who has been granted an NSO under the Plan (or in the event of the death or disability of a Non-Employee Director, the estate or personal representative of the Non-Employee Director).

          (r) "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (s) "Plan" means this Barnett Inc. 1996 Stock Option Plan for NonEmployee Directors.

          (t) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule or regulation thereto. Accordingly, all references in the Plan to a specific paragraph of Rule 16b-3 shall be deemed to be references to such paragraph or to the applicable successor or replacement paragraph thereto.

          (u) "Share" or "Shares" means a share or shares of Common Stock, adjusted in accordance with Section 9 hereof, as applicable.

          (v) "Term" means the period during which a particular Award may be exercised.

4. ADMINISTRATION.

  (a) Generally.

     The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any NSO shall be within the sole and absolute discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon the Company, any Participant, any holder or beneficiary of any NSO and any stockholder of the Company.

  (b) Composition of the Committee.

     The members of the Committee shall be appointed by the Board and shall consist of no less than two members of the Board who are "disinterested persons" as such term is used in Rule 16b-3. The Committee may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

  (c) Actions by the Committee.

     The Committee shall hold meetings at such times and places as it may determine. The Committee shall appoint one of its members as Chairman. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

  (d) Powers of the Committee.

     Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to administer the Plan in its sole and absolute discretion. To this end, the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the foregoing, any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant.

  (e) Reliance and Indemnification of Committee Members.

     The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or the Board with respect to the

Plan or any NSO granted thereunder, and all members of the Committee and the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

  (f) NSO Accounts.

     The Committee shall maintain or cause to be maintained a journal or other record in which a separate account for each Participant shall be established. Whenever NSOs are granted to, or exercised by, a Participant, the Participant's account shall reflect such grant or exercise and the Participant's account shall be appropriately adjusted in the event of any change in capitalization or transaction pursuant to Section 9 hereof.

  (g) Administrator.

     An Administrator of the Plan may from time to time be appointed by the Committee. If appointed, such Administrator shall be responsible for the general administration of the Plan under the policy guidance of the Committee. The Administrator shall be in the employ of the Company, and shall be compensated for services and expenses by the Company according to its normal employment policies without special or additional compensation, other than reimbursement of expenses, if any, for his or her services as the Administrator.

5. APPROVAL OF THE PLAN; TERM OF THE PLAN.

  (a) Approval of the Plan by Stockholders; Effective Date of the Plan.

     The Plan was adopted by the Board effective as of September 27, 1996 (the "Effective Date"). If, and to the extent, required by applicable law or the rules and regulations of any stock exchange or similar body to which the Company is subject, the Plan will be submitted for the approval of the Company's stockholders within 12 months after such date. The date of stockholder approval of the Plan, if so required, is the "Approval Date." Awards may be granted prior to such stockholder approval; provided, however, that, to the extent such stockholder approval is required, such Awards shall not be exercisable prior to the Approval Date; provided, further, that if such required approval has not been obtained at the end of said 12 month period, all Awards previously granted under the Plan shall thereupon be cancelled and become null and void.

  (b) Term of Plan.

     No NSO shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but NSOs theretofore granted may be extended beyond that date and the Committee shall have the authority to amend, alter, adjust, suspend, discontinue, or terminate any such NSO or to waive any conditions or rights under any such NSO, and to amend the Plan, beyond that date.

6. SHARES SUBJECT TO THE PLAN.

  (a) Limitation on Number of Shares.

     The maximum aggregate number of Shares which may be subject to NSOs granted to Participants pursuant to the Plan shall be 400,000. The limitation on the number of Shares which may be subject to NSOs under the Plan shall be subject to adjustment as provided in Section 9 hereof. If any NSO granted under the Plan expires or is terminated for any reason without having been exercised in full, the Shares allocable to the unexercised portion of such NSO shall again become available for grant pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue upon the exercise of all then outstanding NSOs.

  (b) Accounting for NSOs.

     For purposes of this Section 6, the number of Shares covered by an NSO, or to which an NSO relates, shall be counted on the date of grant of such NSO against the aggregate number of Shares available for granting NSOs under the Plan. Any Shares that are delivered by the Company pursuant to any NSO, and any NSOs that are granted by, or become obligations of, the Company, shall be counted against the Shares available for granting NSOs under the Plan.

7. SOURCE OF SHARES ISSUED UNDER THE PLAN.

     Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Committee. No fractional Shares shall be issued under the Plan.

8. NON-QUALIFIED STOCK OPTIONS.

  (a) One Time Grant of NSOs.

        (i) Each Non-Employee Director who occupies the office of either Chairman of the Board or Vice-Chairman of the Board on the Effective Date shall automatically be granted on such date NSOs exercisable to purchase one hundred thousand (100,000) shares of Common Stock, subject to all of the provisions of the Plan.

        (ii) Each person who was a Non-Employee Director on the Effective Date shall automatically be granted on such date NSOs exercisable to purchase twenty-five thousand (25,000) shares of Common Stock, subject to all the provisions of the Plan.

        (iii) Each person who is either elected or appointed a Non-Employee Director, and who has not previously received a grant of NSOs pursuant to clause (ii) above, shall automatically be granted NSOs exercisable to purchase twenty-five thousand (25,000) shares of Common Stock on the date of their appointment or election, subject to the provisions of the Plan.

  (b) Annual Cash Compensation Grant of NSOs.

     In addition to the grant of NSOs pursuant to Section 8(a) above, NSOs exercisable to purchase five thousand (5,000) shares of Common Stock shall be granted as of the date of the annual organizational meeting of the Board which is held following the Company's annual meeting of stockholders, to any Non-Employee Director who, no later than the date of such annual organizational meeting of the Board (and subject to such other rules as the Committee may adopt from time to time), has filed with the Company an irrevocable election to receive an NSO in lieu of all, but not less that all, of the Annual Director Compensation (as defined below) expected to be earned by such Non-Employee Director for a twelve-month period beginning on the first day of the third fiscal quarter of the Company ("Plan Year"). A separate election must be made for each Plan Year, although a Non-Employee Director may specify that a particular election shall apply to future Plan Years unless amended or revoked; provided, however, that no amendment or revocation may be made during a Plan Year with respect to such Plan Year.

     "Annual Director Compensation" shall mean the amount of fees which the Non-Employee Director will be entitled to receive during a Plan Year for serving as a Non-Employee Director or as a member of any committee of the Board pursuant to the policy in effect for each Plan Year, including retainers paid periodically and fees paid for attendance at or participation in meetings of the Board or any committee thereof.

  (b) Exercise Price.

     The price at which each Share covered by a NSO may be purchased pursuant to this Plan shall be the Fair Market Value of a Share on the date of the NSO grant.

  (c) Terms and Conditions.

     All NSOs granted pursuant to the Plan shall be evidenced by an Award Agreement, approved as to form by the Committee, which shall be subject to the following express terms and conditions and to the other terms and conditions specified in this Section 8, and to such other terms and conditions as shall be determined by the Committee in its sole and absolute discretion which are not inconsistent with the Plan:

        (i) after one (1) year from the date of the Award, it may be exercised as to not more than 25% of the NSOs granted under the Award;

     (ii) after two (2) years from the date of the Award, it may be exercised as to not more than 50% of the NSOs granted under the Award;

     (iii) after three (3) years from the date of the Award, it may be exercised as to not more than 75% of the NSOs granted under the Award;

     (iv) after four (4) years after the date of the Award, it may be exercised as to any part or all of the NSOs granted under the Award;

     (v) the failure of a NSO to vest for any reason whatsoever shall cause the NSO to expire and be of no further force or effect;

     (vi) unless terminated earlier pursuant to Section 8(e) hereof, the term of each NSO shall in no event be more than ten (10) years from the date of the grant; and

     (vii) no NSO or interest therein may be transferred, assigned, pledged or hypothecated by a Participant during his lifetime or be made subject to execution, attachment or similar process, in each case except by will or by the laws of descent and distribution. NSOs shall be exercised during the lifetime of the Participant only by the Participant; provided, however, that if so determined by the Committee, a Participant, in the manner established by the Committee, may designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any NSO upon the death or permanent disability of the Participant; and provided further that a Participant may transfer or assign an NSO to, and in the event of any such assignment or transfer such NSO may be exercised by, (x) such Participant's spouse or any lineal ancestor or descendant of such Participant or (y) any trust, the sole beneficiaries of which are any one or all of such Participant or the spouse or any lineal ancestor or descendant of such Participant.

  (d) Exercise.

     (i) Notice of Exercise. A Participant entitled to exercise a NSO may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the NSO is being exercised. Except as provided in Section 8(d)(ii) below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (and subject to the requirements of Rule 16b-3), in Shares valued at Fair Market Value at the time of exercise or, with the Committee's approval, a combination thereof. No Shares shall be issued upon exercise of a NSO until full payment has been made therefor. All notices, payments or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

     (ii) Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws and other federal, state and local tax and securities laws, can exercise a NSO or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate, and such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

  (e) Termination of NSOs.

     NSOs granted under the Plan shall be subject to the following events of termination:

        (i) in the event a Participant is removed from the Board (other than removal due to the death of a Participant or a Participant being unable to perform his duties for the Company because of a disability (as determined by the Board)), all unexercised NSOs held by such Participant on the date of such removal (whether or not vested) will expire immediately; and

       (ii) in the event a Participant is no longer a member of the Board other than by reason of removal, or is removed due to his death or his being unable to perform his duties for the Company because of a disability (as determined by the Board), all unexercised NSOs held by such Participant that shall have not vested as of the date such Participant is no longer a member of the Board (as determined in accordance with clauses (i), (ii) and (iii) of Section 8(c)) shall terminate, and all NSOs vested as of such date may be exercised by the Participant at any time within two (2) years after such Participant ceased to be a Director, but not beyond the original term thereof; provided, however, that an NSO that is not exercised prior to the second anniversary of the Non-Employee Director's death shall be deemed exercised on the second anniversary of the date of death to the extent the then aggregate Fair Market Value of the shares subject to the NSO exceeds the aggregate exercise price of the NSOs and payment of such exercise price shall be effected by withholding a number of shares of Common Stock otherwise issuable pursuant to the option the Fair Market Value of which on such anniversary is equal to the exercise price. If the Fair Market Value of the Common Stock on the second anniversary of the Non-Employee Director's death equals or is less than the option exercise price, then the NSOs shall be deemed to have expired unexercised.

  (f) Share Certificates.

     All certificates for Shares delivered under the Plan pursuant to any NSO or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (g) Stockholder Approval.

     Notwithstanding anything to the contrary contained herein (i) no Award shall be exercisable prior to the Approval Date, to the extent stockholder approval is required as provided in Section 5(a) hereof, and (ii) if the approval is not obtained as provided for in Section 5(a) hereof, all Awards previously granted under the Plan shall thereupon be cancelled and become null and void.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or noncash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, which adjustment may, but need not, include payment to the holder of a NSO, in cash or in Shares, in an amount equal to the difference between the then current Fair Market Value of the Shares subject to such Award, as equitably determined by the Committee, and the option price of such NSO, as the case may be. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

10. TERMINATION OF AWARDS UPON CHANGE IN CONTROL.

     Notwithstanding anything to the contrary, in the case of a Change in Control, each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such Change in Control, but, in the event of any such termination the Award holder shall have the right, commencing at least five (5) days prior to the Change in Control and subject to any other limitation on the exercise of such Award in effect on the date of exercise to immediately exercise any NSOs in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised.

11. AMENDMENT AND TERMINATION.

  (a) Modifications to the Plan.

     The Committee, insofar as permitted by law, may from time to time, with respect to any Shares at the time not subject to NSOs, suspend, discontinue or terminate the Plan or revise, alter or amend the Plan in any respect whatsoever; provided, however, that no amendment of the Plan shall cause the Plan to be in violation of Rule 16b-3 (including Section (c)(2)(ii)(B) thereunder).

  (b) Rights of Participant.

     No amendment, suspension or termination of the Plan that would adversely affect the right of any Participant with respect to a NSO previously granted under the Plan will be effective without the written consent of the affected Participant.

  (c) Correction of Defects, Omissions and Inconsistencies.

     The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any NSO in the manner and to the extent it shall deem desirable to carry the Plan into effect.

12. MISCELLANEOUS.

  (a) Rights of Stockholder.

     No Participant and no beneficiary or other person claiming under or through such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant's having been granted a NSO under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any NSO except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise.

  (b) Other Compensation Arrangements.

     Nothing contained in the Plan shall prevent the Committee from adopting other compensation arrangements for Non-Employee Directors, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

  (c) Treatment of Proceeds.

     Proceeds realized from the exercise of NSOs under the Plan constitute general funds of the Company.

  (d) Withholding.

     The Company shall be authorized to withhold from any NSO granted or any payment due or transfer made under any NSO or under the Plan the amount of withholding taxes due in respect of a NSO, its exercise, or any payment or transfer under such NSO or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Upon the exercise of a NSO, the Participant receiving Shares pursuant thereto may be required to pay the Company the amount of any such withholding taxes which is required to be withheld with respect to such Shares.

  (e) Cost of the Plan.

     The costs and expenses of administering the Plan shall be borne by the Company.

  (f) No Right to Continue as Director.

     Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a member of the Board or affect the right of the Company, the Committee or the stockholders of the Company to terminate the directorship of any Participant at any time with or without cause.

  (g) No Right to Participate as an Employee Director.

     Subject to the other provisions of the Plan, including the succeeding sentence, a Director's right to participate in the Plan shall automatically terminate if and when a NonEmployee Director becomes an employee of the Company. That portion of an NSO that is not vested as of the date that the Director becomes an employee of the Company shall automatically abate and be cancelled, and that portion of an NSO that is vested as of such date may be exercised in accordance with the terms of the Plan.

  (h) Severability.

     The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

  (i) Binding Effect of Plan.

     The Plan shall inure to the benefit of the Company, its successors and assigns.

  (j) Governing Law.

     The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without regard to any principles of conflicts of law, and applicable Federal law.

  (k) No Waiver of Breach.

     No waiver by any Person at any time or any breach by another Person of, or compliance with, any condition or provision of the Plan to be performed by such other Person shall be deemed a waiver of the same, any similar or any dissimilar provisions or conditions at the same or at any prior or subsequent time.

  (l) No Trust or Fund Created.

     Neither the Plan nor any NSO shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an NSO, such right shall be no greater than the right of any unsecured general creditor of the Company.

  (m) Headings.

     The headings contained herein are for references purposes only and shall not affect in any way the meaning or interpretation of this Plan.

PROXY                             BARNETT INC.                             PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


              ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 4, 1996


        The undersigned appoints each of Melvin Waxman and William R. Pray, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Proxy Card, all the shares of Common Stock of Barnett Inc. held of record by the undersigned on October 28, 1996, at the Annual Meeting of Stockholders of Barnett Inc. to be held on December 4, 1996.


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


--------------------------------------------------------------------------------


A  [X]  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE

                    FOR      WITHHOLD

   1. Nominees for /  /       /  /       NOMINEES:
      Class I                                Melvin Waxman
      Director:                              Sheldon G. Adelman

   (INSTRUCTION:  To withhold authority to vote for
   any individual nominee, write that nominee(s)
   name(s) on the line provided below:)
   ________________________________________________

                                                        FOR    AGAINST  ABSTAIN
  2.  Proposal to approve the 1996 Stock Option Plan    /  /    /  /     /  /
      for Non-Employee Directors.

  3.  Proposal to approve Arthur Andersen LLP as       /  /    /  /     /  /
      independent public accountants for the
      Company.

  4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on October 28, 1996 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company's Annual Report for the fiscal year ended June 30, 1996 is enclosed herewith.

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

______________________________  ____________________________DATED__________,1996
     SIGNATURE STOCKHOLDER       SIGNATURE IF HELD JOINTLY

NOTE:   Please sign exactly as name appears hereon.  Joint owners each should sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.